EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

iCAD, Inc.
Nashua, New Hampshire

      We hereby consent to the incorporation by reference in this Registration Statement and Prospectus constituting a part of this Registration Statement of our report dated February 20, 2003 relating to the consolidated financial statements and schedule of iCAD, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                            /s/ BDO SEIDMAN, LLP

                                                            BDO SEIDMAN, LLP

Boston, Massachusetts
September 4, 2003